 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-255959
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.0001 par value per share	$100,000,000	$10,910

(1)
The registration fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-255959) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 10, 2021)
Up to $100,000,000
Clean Energy Fuels Corp.
Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock having an aggregate offering price of up to $100,000,000 through Goldman Sachs & Co. LLC, as our sales agent. These sales, if any, will be made pursuant to the terms of the equity distribution agreement dated May 10, 2021 between us and the sales agent that we will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.
Under the terms of the equity distribution agreement, we also may sell shares of our common stock to Goldman Sachs & Co. LLC as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of our common stock to Goldman Sachs & Co. LLC as principal, we will enter into a separate terms agreement with Goldman Sachs & Co. LLC, and we will describe that agreement in a separate prospectus supplement or pricing supplement.
Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the trading symbol “CLNE.” On May 7, 2021, the last reported sale price of our common stock on Nasdaq was $8.82 per share.
Goldman Sachs & Co. LLC is not required to sell any specific number or dollar amount of our common stock but will use its reasonable efforts, as our sales agent and subject to the terms of the equity distribution agreement, to sell the shares of our common stock offered, as instructed by us. Sales of our common stock under this prospectus supplement, if any, will be made by means of ordinary brokers’ transactions through the facilities of the Nasdaq at market prices, in block transactions or as otherwise agreed between us and the sales agent.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in the documents filed with the U.S. Securities and Exchange Commission, or the SEC, that are incorporated by reference herein to read about certain factors you should consider before investing in our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Goldman Sachs & Co. LLC
The date of this Prospectus Supplement is May 10, 2021

S-i

In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. Neither we nor the sales agent have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the sales agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us is current only as of the date of the applicable document, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the sales agent, to subscribe for and purchase any of the securities and may not be used for or in connection with any offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
For investors outside the United States: neither we nor the sales agent have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 10, 2021 (included in our registration statement on Form S-3 (File No. 333-255959)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference herein described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement before deciding whether to invest in the shares of common stock offered by this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the shares of common stock offered hereby.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in the documents we have filed with the SEC that are incorporated by reference herein, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “Clean Energy,” the “Company,” “we,” “us” and “our” refer to Clean Energy Fuels Corp., together with its majority and wholly-owned subsidiaries.
Our Business
Overview
Clean Energy is a leading renewable energy company focused on the procurement and distribution of renewable natural gas, or RNG, and conventional natural gas, in the form of compressed natural gas, or CNG, and liquefied natural gas, or LNG, for the United States and Canadian transportation markets. RNG, which is delivered as either CNG or LNG, is created by the recovery and processing of naturally occurring, environmentally detrimental waste methane, or biogas, from non-fossil fuel sources — such as dairy and other livestock waste and landfills — for beneficial use as a replacement for fossil-based transportation fuels. We are focused on developing, owning, and operating dairy and other livestock waste RNG projects and supplying RNG (procured from our own projects or from third parties) to our customers in the heavy and medium-duty commercial transportation sector. We have participated in the alternative vehicle fuels industry for over 20 years and believe we are the largest U.S. provider of RNG for commercial transportation. We are in a unique position because valuable Environmental Credits (as defined below) are generated by the party that dispenses RNG into vehicle fuel tanks, and we believe we have access to more dispensers than any other market participant.
As a comprehensive clean energy solutions provider, we also design and build, as well as operate and maintain, public and private vehicle fleet customer stations in the United States and Canada; sell and service compressors and other equipment used in RNG production and at fueling stations; transport and sell our fuels via “virtual” natural gas pipelines and interconnects; sell U.S. federal, state and local government credits, which we collectively refer to as Environmental Credits, we generate by selling RNG as a vehicle fuel; and obtain federal, state and local tax credits, grants and incentives. We serve fleet vehicle operators in a variety of markets, including heavy-duty trucking, airports, refuse, public transit, industrial and institutional energy users, and government fleets. We believe these fleet markets will continue to present a growth opportunity for our vehicle fuels for the foreseeable future.
Corporate Information
We were incorporated in the State of Delaware in April 2001 to combine the businesses of Pickens Fuel Corp., an alternative vehicle fuels company started by our founders (T. Boone Pickens and Andrew J. Littlefair) in 1996, and BCG eFuels, Inc., a Canadian natural gas fuels company. Our principal executive offices are located at 4675 MacArthur Court, Suite 800, Newport Beach, CA 92660, and our telephone number is (949) 437-1000. Our website is www.cleanenergyfuels.com. We do not incorporate the information on or accessible through our website into this prospectus supplement or the accompanying prospectus. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING
Issuer
Clean Energy Fuels Corp.
Common stock offered by us
Common stock having an aggregate offering price of up to $100,000,000.
Manner of offering
We will sell the shares of our common stock offered hereby by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, through our sales agent, Goldman Sachs & Co. LLC. See the section entitled “Plan of Distribution on page S-10 of this prospectus supplement.
Use of proceeds
We intend to use the net proceeds from this offering for developing and acquiring RNG production projects, building fueling stations to support contracted RNG fueling volume, and general corporate purposes.
See “Use of Proceeds” for more information.
Nasdaq Global Select Market symbol
“CLNE”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain factors to consider carefully before deciding to purchase any shares of our common stock.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, including the risks described in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.
Risks Related to this Offering
The price of our common stock may continue to fluctuate significantly, and you could lose all or part of your investment.
The market price of our common stock has experienced, and may continue to experience, significant volatility. Factors that may cause volatility in the price of our common stock, many of which are beyond our control, include, among others, the following: (i) our ability to implement our business plans and initiatives and their anticipated, perceived or actual level of success; (ii) failure to meet or exceed any financial guidance we have provided to the public or the estimates and projections of the investment community; (iii) the market’s perception of the success and importance of any of our acquisitions, divestitures, investments or other strategic relationships or transactions; (iv) the amount of and timing of sales of, and prices for, Environmental Credits; (v) actions taken by state or federal governments to mandate or otherwise promote or incentivize alternative vehicles or vehicle fuels over, or to the exclusion of, RNG; (vi) changes in political, regulatory, health, economic and market conditions; (vii) a change in the trading volume of our common stock; and (viii) other factors discussed in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, that are incorporated by reference herein.
In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies, but which have affected the market prices of these companies’ securities. These market fluctuations may also materially and adversely affect the market price of our common stock.
Volatility or declines in the market price of our common stock could have other negative consequences, including, among others, further impairments to our assets (following the asset impairment charges we recorded in the third and fourth quarters of 2017 related to our former fueling compressor manufacturing business and our closure of certain fueling stations), potential impairments to our goodwill and a reduced ability to use our common stock for capital-raising, acquisitions or other purposes. The occurrence of any of these risks could materially and adversely affect our financial condition, results of operations and liquidity and could cause further declines in the market price of our common stock.
We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.
Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not yield profitable results or increase the market price of our common stock.

If you purchase the common stock sold in this offering, you may experience immediate and substantial dilution in your investment. You may experience further dilution if we issue additional equity securities in the future.
Because the price per share of our common stock being offered may be higher than the current book value per share of our common stock, you may experience immediate and substantial dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. The actual amount of dilution will be based on a number of factors, including the use of proceeds, and cannot be determined at this time. In addition, we have a significant number of stock options, warrants and convertible notes outstanding. To the extent that outstanding stock options, warrants or convertible notes have been or may be exercised or converted or other shares issued, investors purchasing our common stock in this offering may experience further dilution. We may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and the equity distribution agreement does not specify any required minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to submit an order to Goldman Sachs & Co. LLC to sell shares of our common stock at any time throughout the term of the equity distribution agreement. The number of shares that are sold by Goldman Sachs & Co. LLC after we submit any such order will fluctuate based on the market price of the common stock during the sales period and limits we set with Goldman Sachs & Co. LLC. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued

FORWARD-LOOKING STATEMENTS AND STATISTICAL DATA
Special Note Regarding Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may contain or incorporate “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements other than historical facts. These statements relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “if,” “may,” “might,” “shall,” “will,” “can,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “initiative,” “anticipate,” “believe,” “estimate,” “possible,” “predict,” “project,” “forecast,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Although the forward-looking statements we make reflect our good faith judgment based on available information, they are only predictions of future events and conditions. Accordingly, our forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by our forward-looking statements. These risks and uncertainties include, without limitation, the following:
•
The impact of the COVID-19 pandemic and measures intended to reduce its spread on our business, results of operations and financial condition, including potential delays in the adoption of natural gas vehicle fuels by consumers and decreased demand for our vehicle fuels;

•
The willingness of fleets and other consumers to adopt our vehicle fuels, which may be influenced by certain of the factors listed below, many of which are beyond our control;

•
Potential adoption of government policies or programs or increased publicity or popular sentiment in favor of vehicles or vehicle fuels other than RNG and conventional natural gas, including long-standing support for gasoline and diesel-powered vehicles, changes to emissions requirements applicable to vehicles powered by gasoline, diesel, RNG, natural gas, or other vehicle fuels and/or and growing support for electric and hydrogen-powered vehicles;

•
Our expectations regarding the market’s perception of the benefits of RNG and conventional natural gas relative to gasoline, diesel and other alternative vehicle fuels, including with respect to factors such as supply, cost savings, environmental benefits and safety;

•
Our projections regarding the cost, fuel efficiency, availability, quality, safety, convenience (to fuel and service), design, performance, and residual value of natural gas vehicles, and operator perception with respect to these factors, generally and in our key customer markets, and relative to comparable vehicles powered by other fuels;

•
Our expectations regarding the development, production, cost, availability, performance, sales and marketing and reputation of engines that are well-suited for the vehicles used in our key customer markets, including heavy-duty trucks and other fleets;

•
Competition in the market for vehicle fuels generally, and the nature and effect of competitive developments in this market;

•
Our ability to secure, on acceptable terms, a sufficient supply of RNG and generate revenues from sales of such RNG;

•
Our and our suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG, particularly in light of a long and variable development cycle that requires significant resource commitments;

•
The potential commercial viability of livestock waste and dairy farm projects to produce RNG;

•
Our and our partners’ ability to acquire, finance, construct and develop other commercial projects;

•
The development and production of vehicles and engines in our key customer and geographic markets by vehicle and engine manufacturers, over which we have no control;

•
Our plans to potentially modify our fueling stations to use our RNG to fuel hydrogen and electric vehicles, including our ability devote sufficient cash investment and management resources to such potential plans;

•
Our ability to realize the expected benefits from our commercial arrangement with a subsidiary of Amazon.com, Inc. and related transactions;

•
Changes in prices of oil, gasoline, diesel, natural gas and RNG, and the impact of such changes on our business;

•
The competitive environment in which we operate, including predictions of increasing competition in the market for vehicle fuels generally, and the nature and impact of competitive developments in this market, including improvements in or perceived advantages of non-natural gas vehicle fuels or engines powered by these fuels;

•
The viability of our business of designing and constructing vehicle fueling stations and providing “virtual pipelines” to transport natural gas;

•
The success and importance of any acquisitions, divestitures, investments or other strategic relationships or transactions;

•
Our need for and ability to access additional capital to fund our business or repay our debt, through selling assets or pursuing equity, debt or other types of financing;

•
Our ability to generate sufficient cash flow to repay our debts;

•
The availability and effect on our business of environmental, tax or other government regulations, programs or incentives that promote natural gas or other alternatives as a vehicle fuel, such as, for instance, the federal alternative fuel tax credit and programs under which we generate credits by selling conventional natural gas and RNG as a vehicle fuel;

•
The impact of, or potential for changes to, emissions requirements applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels, as well as emissions and other environmental regulations, pressures and bans on crude oil, fueling stations and drilling, production, importing or transportation methods, distribution and fueling stations for these fuels;

•
General political, regulatory, economic and market conditions;

•
Our expectations regarding our liquidity, including our projected cash balances, expense levels, capital expenditures and other funding requirements;

•
Our expectations regarding our operating performance, including trends in our business and our industry that may impact our future results;

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Predictions about the effect on our business of potential operational events, including, among other things, any changes to our management team; any information technology or cybersecurity breaches; any equipment defects, malfunctions, failures and misuses; or any severe weather events that effect our station construction or other activities;

•
The outcome and impact on our liquidity, performance and reputation of any pending or future government actions, audits or other legal proceedings; and

•
The impact of the above factors and other future events on the market price and trading volume of our common stock.

The preceding list is not intended to be an exhaustive list of all risk, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by our forward-looking statements. Factors that might cause or contribute to such differences include, among others, those discussed in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results.
In addition, we operate in a competitive and rapidly evolving industry in which new risks emerge from time to time, and it is not possible for us to predict all of the risks we may face. Nor can we assess the impact of all factors on our business or the extent to which any factor or combination of factors could cause actual results to differ from our expectations. As a result of these and other potential risks and uncertainties, our forward-looking statements should not be relied on or viewed as guarantees of future events or conditions. Moreover, the effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify risks associated with many of the factors summarized above or discussed in this prospectus supplement or the documents incorporated by reference in this prospectus supplement and accompanying prospectus.
All of our forward-looking statements speak only as of the date they are made and, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, including to conform these statements to actual results or to changes in our expectations. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC for the most recent information about our forward-looking statements and the risks and uncertainties related to these statements.
Statistical Data
We obtained the industry, statistical and market data in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors” and in the accompanying prospectus and in the documents incorporated by reference into herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

USE OF PROCEEDS
We intend to use the net proceeds from this offering for developing and acquiring RNG production projects, building fueling stations to support contracted RNG fueling volume, and general corporate purposes.
Pending our use of the net proceeds from this offering, we plan to invest the net proceeds in a variety of capital preservation investments, including short and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement with Goldman Sachs & Co. LLC, as our sales agent, under which we may offer and sell from time to time our common stock having an aggregate offering price of up to $100,000,000. The sales agent may act as agent on our behalf or purchase shares of our common stock as principal.
Sales, if any, of common stock under the equity distribution agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through Nasdaq or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. The sales agent may also sell our common stock by any other method permitted by law.
The securities may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We will designate the maximum amount of common stock to be sold through the sales agent and the minimum price per share at which such common stock may be sold in a form and manner that we and the sales agent agree. Subject to the terms and conditions of the equity distribution agreement, the sales agent will use its reasonable efforts consistent with their normal sales and trading practices to sell on our behalf all of the designated shares of common stock. We may instruct the sales agent not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of our common stock by notifying the other party.
The sales agent will provide to us written confirmation following the close of trading on Nasdaq each day on which shares of common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross sales proceeds and the compensation payable by us to the sales agent with respect to such sales. We will report at least quarterly the number of shares of common stock sold through the sales agent under the equity distribution agreement, the net proceeds to us (before expenses) and the compensation paid by us to the sales agent in connection with the sales of the shares of common stock.
We will pay the sales agent a commission of up to 3% of the gross offering proceeds of the shares of common stock sold through such agent under the equity distribution agreement. We have also agreed to reimburse the sales agent for certain of their expenses.
Settlement of any sales of common stock will occur on the second trading day on Nasdaq following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree.
The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all of our shares of common stock subject to the equity distribution agreement, or (ii) termination of the equity distribution agreement by us or by the sales agent as provided therein.
Other Relationships
The sales agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agent and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the sales agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities and/or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
European Economic Area and United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no common shares (the “Shares”) have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)   to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Shares shall require the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
The sales agent has represented and agreed that:
(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and
(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto)

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the sales agent is not required to comply with the disclosure requirements of NI 33-105 regarding sales agent conflicts of interest in connection with this offering.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by O’Melveny & Myers LLP. Gibson, Dunn & Crutcher LLP, is acting as counsel for the sales agent in connection with this offering.
EXPERTS
The consolidated financial statements of Clean Energy Fuels Corp. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the Company’s method of accounting for leases in fiscal 2019 due to the adoption of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 842, Leases.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement. You may review a copy of the registration statement through the SEC’s website at www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.cleanenergyfuels.com, where our SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.
Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement, will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8 K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. We incorporate by reference in this prospectus supplement the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on April 29, 2021;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021;

•
our Current Reports on Form 8-K filed with the SEC on February 24, 2021, March 12, 2021, April 15, 2021 and April 19, 2021; and

•
the description of our common stock in the Form 8-A filed with the SEC on May 18, 2007, as modified by the description of our common stock contained in Exhibit 4.11 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) prior to the completion of the offering of all securities under this prospectus supplement. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the documents incorporated by reference in this prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:
Clean Energy Fuels Corp.
Attn: Investor Relations
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

PROSPECTUS
Clean Energy Fuels Corp.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
From time to time, we or any selling securityholder to be identified in a prospectus supplement may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering.
This prospectus provides a general description of the securities that we or any selling securityholder may offer. Each time any securities are offered pursuant to this prospectus, we or any selling securityholder will provide specific information about the offered securities in one or more supplements to this prospectus.
Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “CLNE.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any selling securityholder to be named in a prospectus supplement may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we or any selling securityholder sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling securityholder has authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling securityholder is making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms refer to Clean Energy Fuels Corp. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.cleanenergyfuels.com, where our SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.
Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on April 29, 2021;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021;

•
our Current Reports on Form 8-K filed with the SEC on February 24, 2021, March 12, 2021, April 15, 2021 and April 19, 2021; and

•
the description of our common stock in the Form 8-A filed with the SEC on May 18, 2007, as modified by the description of our common stock contained in Exhibit 4.11 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:
Clean Energy Fuels Corp.
Attn: Investor Relations
4675 MacArthur Court, Suite 800
Newport Beach, California 92660
Telephone Number: (949) 437-1000

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are statements other than historical facts. These statements relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “if,” “may,” “might,” “shall,” “will,” “can,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “initiative,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “forecast,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements we make include statements about, among other things, our future financial and operating performance, our growth strategies and anticipated trends in our industry and our business.
Although the forward-looking statements we make reflect our good faith judgment based on available information, they are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that might cause or contribute to such differences include, among others, those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. In addition, we operate in a competitive and rapidly evolving industry in which new risks emerge from time to time, and it is not possible for us to predict all of the risks we may face, nor can we assess the effect of all factors on our business or the extent to which any factor or combination of factors could cause actual results to differ from our expectations. As a result of these and other potential risks and uncertainties, the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference should not be relied on or viewed as guarantees of future events. Any forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference speak only as of their respective dates and, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, including to conform these statements to actual results or to changes in our expectations.

ABOUT THE REGISTRANT
Clean Energy Fuels Corp is a leading renewable energy company focused on the procurement and distribution of renewable natural gas (“RNG”) and conventional natural gas, in the form of compressed natural gas (“CNG”) and liquefied natural gas (“LNG”) for the United States and Canadian transportation markets. RNG, which is delivered as either CNG or LNG, is created by the recovery and processing of naturally occurring, environmentally detrimental waste methane (“biogas”) from non-fossil fuel sources —  such as dairy and other livestock waste and landfills — for beneficial use as a replacement for fossil-based transportation fuels. Methane is one of the most potent climate-harming greenhouse gasses with a comparative impact on global warming that is about 25 times more powerful than that of carbon dioxide. We are focused on developing, owning, and operating dairy and other livestock waste RNG projects and supplying RNG (procured from our own projects or from third parties) to our customers in the heavy and medium-duty commercial transportation sector. We have participated in the alternative vehicle fuels industry for over 20 years and believe we are the largest U.S. provider of RNG for commercial transportation.
We believe we were the first organization to supply RNG for vehicle fuel use in the U.S., and sales of our RNG for such purpose have increased from 13.0 million gasoline gallon equivalents (“GGEs”) in 2013 to 153.3 million GGEs in 2020. Overall, we are also the country’s leading provider of the cleanest fuels for the commercial transportation market, based on both the number of stations we operate and the amount of GGEs delivered of RNG, CNG and LNG, which amounted to a total of 382.5 million GGEs in 2020. With the Company’s focus on RNG, our sales of RNG have grown from 12% of our vehicle fuel sales in 2013 to 74% of our vehicle fuel sales in 2020. We believe that during 2020 we provided 61% and 45% of the RNG used for transportation fuel in California and the United States, respectively.
As a comprehensive clean energy solutions provider, we also design and build, as well as operate and maintain, public and private vehicle fleet customer stations in the United States and Canada; sell and service compressors and other equipment used in RNG production and at fueling stations; transport and sell our fuels via “virtual” natural gas pipelines and interconnects; sell U.S. federal, state and local government credits we generate by selling RNG as a vehicle fuel; and obtain federal, state and local tax credits, grants and incentives. We serve fleet vehicle operators in a variety of markets, including heavy-duty trucking, airports, refuse, public transit, industrial and institutional energy users, and government fleets. We believe these fleet markets will continue to present a growth opportunity for our vehicle fuels for the foreseeable future.
Our principal executive offices are located at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, our telephone number is (949) 437-1000, and our website is www.cleanenergyfuels.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

RISK FACTORS
Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated certificate of incorporation (as amended and as in effect, our “certificate of incorporation”), our amended and restated bylaws (as amended and as in effect, our “bylaws”), each of which are filed as exhibits to the registration statement of which this prospectus is a part, and other applicable law.
Authorized Capitalization
Pursuant to our certificate of incorporation as currently in effect, we are authorized to issue 304,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The authorized shares of our common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not required, our board of directors may determine not to seek stockholder approval for any issuance of such shares.
Common Stock
As of April 30, 2021, (i) 199,917,559 shares of our common stock were issued and outstanding, and (ii) we also had approximately 10,795,366 shares of our common stock reserved for issuance upon exercise of outstanding stock options and vesting of outstanding restricted stock units, and 53,141,755 shares reserved for issuance upon exercise of outstanding warrants. In addition, as of April 30, 2021, we had approximately 45 record holders of our common stock.
Dividends
Subject to provisions of the Delaware General Corporation Law (the “DGCL”), and to any future rights which may be granted to the holders of any series of our preferred stock, dividends are paid on our common stock when and as declared by our board of directors out of funds legally available for dividend payments.
Voting Rights
Each holder of shares of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Holders of our common stock are not entitled to cumulative voting rights.
Liquidation
If we are liquidated, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.
Preemptive Rights
The holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the common stock.
Preferred Stock
As of April 30, 2021, no shares of our preferred stock were issued or outstanding. Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 1,000,000 shares of preferred stock in one or more series. Our board of directors may also designate the rights, preferences and privileges of each such series of preferred stock, any or all of which may be greater than or senior to those of our common stock.
The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms thereof, including, where applicable:

•
the title, designation, number of shares and stated value of the preferred stock;

•
the price at which the preferred stock will be issued;

•
the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends, if any, will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will begin to cumulate;

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the dates on which the preferred stock will be subject to redemption and the applicable redemption prices;

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any redemption or sinking fund provisions;

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the convertibility or exchangeability of the preferred stock;

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if other than United States dollars, the currency or currencies (including composite currencies) in which the preferred stock is denominated and/or in which payments will or may be payable;

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the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation; dates on which the preferred stock will be subject to redemption and the applicable redemption prices;

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the place where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;

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any listing of the preferred stock on any securities exchange; and

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any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

Though the actual effect of any issuance of preferred stock on the rights of the holders of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:
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diluting the voting power of the holders of common stock;

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reducing the likelihood that holders of common stock will receive dividend payments;

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reducing the likelihood that holders of common stock will receive payments in the event of our sale, liquidation, dissolution, or winding up; and

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delaying, deterring or preventing a change-in-control or other corporate takeover as further described below.

Certain Anti-Takeover Matters
Our certificate of incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Advance Notice Requirements
Our bylaws establish advance notice procedures with respect to stockholder nominations of directors and proposals of business to be brought before meetings of our stockholders. These procedures provide that notice of such stockholder nominations or proposals must be delivered in writing to our Corporate Secretary at the address of our principal executive offices within a specified time period before the meeting at which the director nominee is to be up for election or the proposal is to be voted on, and must contain certain specific information about the nominee or proposal and the stockholder submitting the notice. See the full text of our bylaws for more information.
Preferred Stock
The existence of our authorized but unissued shares of preferred stock enables our board of directors to issue such shares without further action by our stockholders, which could allow the board of directors to use such shares to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interests of our Company and our stockholders, the board of directors could cause these shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, certificate of incorporation grants our board of directors broad power to establish the rights, preferences and privileges of authorized and unissued shares of preferred stock. As a result, the issuance of these shares of preferred stock could adversely affect the rights and powers, including voting rights, of the holders of shares of our common stock, and in this way could have the effect of delaying, deterring or preventing a change of control of us.
Delaware Anti-Takeover Statutes
We are subject to Section 203 of the DGCL, or Section 203, regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:
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the transaction is approved by the board of directors before the date the interested stockholder attained such status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after the date the business combination is approved by the board of directors, the business combination is authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
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any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

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any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines “interested stockholder” to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
A Delaware corporation may opt out of Section 203 either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of Section 203. As a result, Section 203 could prohibit or delay mergers or other takeover or change in control transactions, and as a result, may discourage attempts to pursue these transactions.
Limitation of Liability and Indemnification Matters
Our certificate of incorporation provides that a director of ours will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the DGCL. Our bylaws also provide for indemnification by us, to the fullest extent permitted by law, of any person made or threatened to be made a party to, or who is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or at our request, serves or served as a director or officer of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our bylaws also provide that, to the extent authorized from time to time by our board of directors, we may provide indemnification to any one or more employees and other agents of ours to the extent and effect determined by our board of directors to be appropriate and authorized by the DGCL. Our bylaws also permit us to purchase and maintain insurance for the foregoing, and we currently and expect to continue to maintain such insurance. In addition, our bylaws provide that the provisions thereof are not exclusive of other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or applicable provisions of the DGCL, and we have entered into a contract with each of our directors and officers providing for indemnification of each such person by us to the full extent authorized or permitted by law, subject to certain limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Listing
Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “CLNE.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is Computershare Trust Company, N.A., 462 South 4th Street, Suite 1600, Louisville, KY 40202. The transfer agent’s telephone number is (877) 282-1168.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We will issue any senior debt securities under the senior indenture which we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The following summary of material provisions of the senior debt securities, the subordinated debt securities and the indenture is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and the terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;

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whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;

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the terms of the subordination of any series of subordinated debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the interest rate, if any, and the method for calculating the interest rate;

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the identity of the trustee;

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the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

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the place or places where the principal of, and any premium or interest on, the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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any mandatory or optional redemption terms;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;

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any dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;

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the denominations in which the debt securities will be issued;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

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if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

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the designation of the currency, currencies or currency units in which payment of the principal of, and any premium or interest on, the debt securities of the series will be made;

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if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;

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the manner in which the amounts of payment of principal of, and any premium or interest on, the debt securities will be determined, including if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if that series of debt securities is redeemed; and

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any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

In addition, we will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, or any premium or interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
Consolidation, Merger and Sale of Assets
The indenture generally provides that we may not consolidate with or merge with or into, sell, convey, transfer or dispose of all or substantially all of our assets to another entity, whether in one transaction or a series of related transactions, unless: (i) the resulting, surviving or transferee entity (A) is a corporation, limited liability corporation, partnership or trust organized under the laws of the United States, any state thereof or the District of Columbia, and (B) expressly assumes by a supplemental indenture all of our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

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default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;

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the occurrence of specified events of bankruptcy, insolvency or reorganization; and

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any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that event of default in its own name as trustee under the indenture;

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such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with the request;

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the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

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no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:
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to add guarantees with respect to debt securities of a series or secure debt securities of a series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of any series of debt securities;

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to secure the debt securities;

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to comply with the applicable rules or procedures of any applicable depositary;

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to cure any ambiguity, defect or inconsistency;

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to comply with the provisions of the indenture concerning consolidations, mergers and transfers of all or substantially all of our assets;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

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for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security or that series;

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reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;

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reduce the principal amount of discount securities of that series payable upon acceleration of maturity;

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waive a default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment and (ii) waivers or amendments; or

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waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Satisfaction and Discharge of Indenture
The indenture shall cease to be of further effect with respect to a series of debt securities when either:
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we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

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all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

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we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.
Defeasance
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may be released from our obligations with respect to certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement and supplemental indenture; and

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any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

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delivering to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law
The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).
Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in priority to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock, debt securities or other securities offered by any prospectus supplement. Warrants sold with other securities may be attached to or separate from shares of our common stock, shares of our preferred stock, debt securities or other securities. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:
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the title of the warrants;

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the aggregate number of warrants to be offered;

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the price or prices at which the warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

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the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

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the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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if applicable, a discussion of any material federal income tax considerations; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS
We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights we offer will describe the specific terms of those rights. These terms may include some or all of the following:
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the date for determining the persons entitled to participate in the rights distribution;

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the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which the rights may be transferable separately;

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the date on which the right to exercise the rights will commence and the date on which the right will expire;

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the number of rights outstanding, if any;

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if applicable, a discussion of any material federal income tax considerations; and

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any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The prospectus supplement relating to any particular issuance of units we offer will describe the terms of those units. These terms may include some or all of the following:
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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete. Such description will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

SELLING SECURITYHOLDERS
Information regarding selling securityholders, including their identities, the securities to be registered on their behalf and the amounts sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
We or any selling securityholder may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more investors, including through a specific bidding, auction or other process;

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to investors through agents;

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directly to agents;

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to or through brokers or dealers;

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to the public through underwriting syndicates led by one or more managing underwriters;

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to one or more underwriters acting alone for resale to investors or to the public; or

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through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we or any selling securityholder may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the purchase price of the securities being offered and the net proceeds to be received by us or any selling securityholder from the sale;

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any public offering price;

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any over-allotment options under which the underwriters may purchase additional securities from us or any selling securityholder;

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any delayed delivery arrangements;

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any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by us, any selling securityholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at prices related to the prevailing market prices; or

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at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or any selling securityholder in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Clean Energy Fuels Corp. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the Company's method of accounting for leases in fiscal 2019 due to the adoption of the Financial Accounting Standards Board's (FASB) Accounting Standards Codification (ASC) Topic 842, Leases.

Up to $100,000,000
Clean Energy Fuels Corp.
Common Stock

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC
May 10, 2021